UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

HyreCar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-248087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South Grand Avenue, Suite 1650 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 25, 2019, the Board of Directors (the “Board”) of HyreCar Inc. (the “Company”) appointed Jayaprakash “Jay” Vijayan as a Class II director to fill a vacancy on the Board. Mr. Vijayan is expected to stand for re-election at the Company’s annual meeting of stockholders in 2020, when his Class II term will expire. The Board determined that Mr. Vijayan is independent in accordance with the applicable rules of the Nasdaq Stock Market LLC. The Board has not yet determined on which committees Mr. Vijayan will serve.

In connection with Mr. Vijayan’s appointment to the Board, effective as of April 25, 2019, the Company has entered into a director services agreement with Mr. Vijayan (the “Director Services Agreement”), pursuant to which he will receive a non-qualified stock options to purchase up to 75,000 shares of common stock, with an exercise price of $5.53 per share (the “Options”), and 25,000 restricted stock units (the “RSUs”) under the Company’s 2018 Equity Incentive Plan. The Options and RSUs shall vest over 24 months in equal quarterly installments. The foregoing description of the Director Services Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Vijayan was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Vijayan and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In addition, Mr. Vijayan and the Company entered into the Company’s standard indemnification agreement, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

On April 29, 2019, the Company issued a press release announcing the appointment of Mr. Vijayan to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Set forth below is the biographical information of Mr. Vijayan, as required by Item 401 of Regulation S-K.

Jayaprakash “Jay” Vijayan, 46, is currently the Founder and Chief Executive Officer of Tekion Corp. (2016 to present), an innovative startup technology company serving the automotive retail industry. He served at Tesla, Inc. as its Chief Information Officer (NASDAQ: TSLA) from 2012 to 2016 and was responsible for the company’s information systems, including applications, infrastructure, network, operations, and corporate and product security. Prior to Tesla, Mr. Vijayan led the IT Business Applications organization for VMware, Inc. (NYSE: VMW) and led product development teams for Oracle (NYSE: ORCL). Since June 2018, Mr. Vijayan has served on the board of directors of NIC Inc., a digital government software and service provider for federal, state, and local governments in the United States (NASDAQ: EGOV). Mr. Vijayan holds a BS and MS in Geology from the University of Madras in Chennai, Tamil Nadu, India.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Director Services Agreement, dated as of April 25, 2019, by and between the Company and Jayaprakash Vijayan.

10.2	Form of Indemnification Agreement

99.1	Press release issued by HyreCar Inc. on April 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyreCar Inc.

Date: May 1, 2019	By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer

2